UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities;.

On September 25, 2025, Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”), issued 28,312 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to Xiaohong Song, an investor that entered into Amended and Restated Subscription Agreement with the Company on November 27, 2024 (the “Agreement”). In accordance with the terms of the Agreement, in consideration of $200,000 subscribed for by Mr. Song, the Shares were issued following successful closing of the Company’s initial public offering (the “IPO”) on August 27, 2025, in which the Company issued to underwriters an aggregate of 3,750,000 shares of Common Stock, and upon additional closing of the IPO, on September 12, 2025, in which the Company issued 562,500 shares of Common Stock to underwriters upon their exercise of the over-allotment option in full. The Shares to Mr. Song represent 0.1% of the 28,312,500 total outstanding shares of Common Stock at the time of the issuance.

The Shares were issued in reliance upon exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving public offering.

Item 8.01. Other Events.

As previously disclosed by the Company, the Company received from Dian Ying Jing, Secretary and the wife of the Chief Executive Officer of the Company, loans in the aggregate principal amount of $400,000, including $200,000 loan received on February 4, 2025 and $200,000 loan received on May 21, 2025. To evidence these loans, on February 4, 2025 the Company issued Ms. Jing a promissory note in the principal amount of $200,000, as amended on May 30, 2025, with an interest rate of 4.34% per annum, and a maturity date of February 4, 2027 (the “First Note”), and on May 23, 2025, the Company issued Ms. Jing a new promissory note in the principal amount of $200,000, with an interest rate of 4.34% per annum with a maturity date of May 23, 2027 (the “Second Note”). Both promissory notes provided that the Company may prepay any amounts due under there promissory notes without penalty or premium.

On September 23, 2025, the Company prepaid the total principal amount and accrued interest on the First Note, and on September 24, 2025, the Company prepaid the total principal amount and accrued interest on the Second Note. The total amount repaid by the Company for these promissory notes was 408,537.32, which includes $400,000 in principal amount and $8,537.32 in total accrued interest, including (i) 5,540.93 accrued interest on the First Note from February 4, 2025 until September 23, 2025, and (ii) 2,996.38 accrued interest on the Second Note from May 23, 2025 until September 24, 2025.

Repayment of these promissory notes eliminated the balance of the Company’s outstanding debt, as well as approximately $26,182.68 of interest charges that would have been payable with respect to these promissory notes between the repayment dates and the maturity dates thereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: September 29, 2025	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer